Exhibit 10.5

EXECUTION VERSION

CONFIDENTIAL

COLLATERAL AGREEMENT (FIRST LIEN)

dated and effective as of

August 30, 2013,

among

Crestview DS Merger Sub II, Inc. (to be merged on the Closing Date with and into

DS WATERS OF AMERICA, INC.),

EACH SUBSIDIARY OF DS WATERS OF AMERICA, INC. IDENTIFIED HEREIN,

and

BARCLAYS BANK PLC,

as Collateral Agent

THIS COLLATERAL AGREEMENT (FIRST LIEN) IS SUBJECT TO THE PROVISIONS OF (I) THE ABL INTERCREDITOR AGREEMENT, (II) THE FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT AND (III) THE FIRST LIEN/FIRST LIEN INTERCREDITOR AGREEMENT (IF ENTERED INTO) AS SET FORTH MORE FULLY IN SECTION 5.15 HEREOF.

TABLE OF CONTENTS

		Page

ARTICLE I.

DEFINITIONS

SECTION 1.01.	First Lien Credit Agreement	2
SECTION 1.02.	Other Defined Terms	2

ARTICLE II.

PLEDGE OF SECURITIES

SECTION 2.01.	Pledge	6
SECTION 2.02.	Delivery of the Pledged Securities	7
SECTION 2.03.	Representations, Warranties and Covenants	7
SECTION 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	9
SECTION 2.05.	Registration in Nominee Name; Denominations	9
SECTION 2.06.	Voting Rights; Dividends and Interest, etc	10

ARTICLE III.

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01.	Security Interest	12
SECTION 3.02.	Representations and Warranties	14
SECTION 3.03.	Covenants	16
SECTION 3.04.	Other Actions	19
SECTION 3.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	19

ARTICLE IV.

REMEDIES

SECTION 4.01.	Remedies upon Default	21
SECTION 4.02.	Application of Proceeds	23
SECTION 4.03.	Grant of License to Use Intellectual Property	23
SECTION 4.04.	Securities Act, etc	24

ARTICLE V.

MISCELLANEOUS

SECTION 5.01.	Notices	25
SECTION 5.02.	Security Interest Absolute	25

-i-

Schedules

Schedule I	Subsidiary Parties
Schedule II	Pledged Stock; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement to the Collateral Agreement
Exhibit II	Form of Perfection Certificate
Exhibit III	Notice of Security Interest (First Lien) in [Patents][Trademarks][Copyrights]

-ii-

This COLLATERAL AGREEMENT (FIRST LIEN) dated and effective as of August 30, 2013 (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is among Crestview DS Merger Sub II, Inc., a Delaware corporation (to be merged on the Closing Date with and into DS WATERS OF AMERICA, INC., a Delaware corporation (the “Borrower”)), each subsidiary of the Borrower listed on Schedule I hereto and each such subsidiary that becomes a party hereto after the date hereof (each, a “Subsidiary Party”) and BARCLAYS BANK PLC (“Barclays”), as Collateral Agent for the benefit of the Secured Parties. Capitalized terms used but not defined in this preamble or the recitals have the meanings assigned to such terms in Section 1.02.

WHEREAS, (i) the Borrower is incurring Loans as the date hereof and may incur additional Loans from time to time hereafter pursuant to that certain First Lien Credit Agreement, dated as of the date hereof, among the Borrower, DS Waters Enterprises, Inc., a Delaware corporation (“Holdings”), the lenders party thereto from time to time and Barclays, as administrative agent (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), and (ii) the Borrower and its subsidiaries may incur additional Secured Obligations;

WHEREAS, each Pledgor is executing and delivering this Agreement pursuant to the terms of the First Lien Credit Agreement to induce the Lenders to extend Loans to the Borrower. The Subsidiary Parties are Affiliates of the Borrower, will derive substantial benefits from the extension of Loans to the Borrower pursuant to the First Lien Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend and maintain such Loans;

WHEREAS, concurrently with the execution and delivery of the First Lien Credit Agreement, the Borrower is entering into the Second Lien Notes Documents and the ABL Credit Agreement;

WHEREAS, concurrently with the execution and delivery of the First Lien Credit Agreement, the Second Lien Notes Documents and the ABL Credit Agreement, (i) Barclays, in its capacities as the Credit Agreement Agent and the First-Priority Collateral Agent (each as defined in the Closing Date First Lien/Second Lien ICA referred to below), is entering into that certain First Lien/Second Lien Intercreditor Agreement dated as of the date hereof (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, the “Closing Date First Lien/Second Lien ICA”) with Wilmington Trust, National Association, in its capacities as the Notes Collateral Agent and the Second-Priority Collateral Agent (each as defined therein); and (ii) Barclays, in its capacity as the First Lien/Second Lien Intercreditor Agent (as defined as in the Closing Date ABL ICA referred to below), also is entering into that certain ABL Intercreditor Agreement dated as of the date hereof (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents, the “Closing Date ABL ICA”) with BMO Harris Bank N.A., in its capacity as the ABL Facility Agent (as defined therein), Wilmington Trust, National Association, as the Notes Agent (as defined therein) and the other parties thereto; and

1

WHEREAS, pursuant to the ABL Intercreditor Agreement, the Liens upon and security interests in the ABL Priority Collateral (as defined in the ABL Intercreditor Agreement) granted by this Agreement are and shall be subordinated in the manner provided in the ABL Intercreditor Agreement to the Liens upon and security interests in such ABL Priority Collateral granted to secure the ABL Obligations.

Accordingly, the parties hereto agree as follows:

ARTICLE I.

Definitions

SECTION 1.01. First Lien Credit Agreement.

(a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the First Lien Credit Agreement. All capitalized terms referred to in Article III hereof that are defined in Article 9 of the New York UCC and not defined in this Agreement have the meanings specified in Article 9 of the New York UCC. The term “instrument” and “Proceeds” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in the First Lien Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Intercreditor Agreement” means, as the context may require, (i) the Closing Date ABL ICA or (ii) another intercreditor agreement that satisfies the requirements of the definition of “Permitted Senior Intercreditor Agreement” in the First Lien Credit Agreement, with such changes as are reasonably acceptable to the Collateral Agent and the Borrower, as such document may be amended, renewed, extended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

“ABL Obligations” has the meaning assigned to such term in the ABL Intercreditor Agreement.

“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Applicable Collateral Agent” means, as the context may require, (i) (a) with respect to the ABL Priority Collateral (as defined in the ABL Intercreditor Agreement (or other analogous term in another Permitted Senior Intercreditor Agreement, as applicable)), the ABL Facility Agent (as defined in the ABL Intercreditor Agreement (or other analogous term in another Permitted Senior Intercreditor Agreement, as applicable)), and (b) with respect to the Non-ABL Priority Collateral (as defined in the ABL Intercreditor Agreement (or other analogous

2

term in another Permitted Senior Intercreditor Agreement, as applicable)), the First Lien/Second Lien Intercreditor Agent (as defined in the ABL Intercreditor Agreement (or other analogous term in another Permitted Senior Intercreditor Agreement, as applicable) and appointed pursuant to the First Lien/Second Lien Intercreditor Agreement), or (ii) if at any time there is no ABL Intercreditor Agreement or other intercreditor agreement as described in the definition of Permitted Senior Intercreditor Agreement then in effect, the First Priority Collateral Agent (as defined in the Closing Date First Lien/Second Lien ICA).

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Barclays” has the meaning assigned to such term in the preamble hereof.

“Borrower” has the meaning assigned to such term in the preamble hereof.

“Closing Date” means August 30, 2013.

“Closing Date ABL ICA” has the meaning assigned to such term in the recitals of this Agreement.

“Closing Date First Lien/Second Lien ICA” has the meaning assigned to such term in the recitals of this Agreement.

“Collateral” means, collectively, the Article 9 Collateral, the Pledged Collateral and all other real or personal property that is subject to any Lien in favor of the Administrative Agent or the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means the Administrative Agent acting as the collateral agent for the Secured Parties.

“Common Collateral” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including any such rights that such Pledgor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Copyright License,” any third party licensor): (a) all copyright rights in any work subject to the copyright laws of the United States of America, or any other country or jurisdiction; and (b) all registrations and applications for registration of any such copyright in the United States of America or any other country or jurisdiction, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office or any other country or jurisdiction, including those listed on Schedule III.

“Discharge of First-Priority Obligations” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement (as of the Closing Date).

3

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“First Lien/First Lien Intercreditor Agreement” means an intercreditor agreement that may be entered into after the date hereof and which satisfies the requirements of the definition of “Permitted Pari Passu Intercreditor Agreement” in the First Lien Credit Agreement, with such changes as are reasonably acceptable to the Collateral Agent and the Borrower, as such document may be amended, renewed, extended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

“First Lien/Second Lien Intercreditor Agreement” means, as the context may require, (i) the Closing Date First Lien/Second Lien ICA or (ii) another intercreditor agreement that satisfies the requirements of the definition of “Permitted Junior Intercreditor Agreement” in the First Lien Credit Agreement, with such changes as are reasonably acceptable to the Collateral Agent and the Borrower, as such document may be amended, renewed, extended, supplemented, restated or otherwise modified from time to time in accordance with the Loan Documents.

“First Lien Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“General Intangibles” means all “general intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, swap agreements and other agreements), Intellectual Property, goodwill, registrations, franchises and tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.

“Holdings” has the meaning assigned to such term in the recitals hereto.

“Intellectual Property” means (a) all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation and (b) all rights to sue at law or in equity for any infringement or other impairment of any of the foregoing, including the right to receive all proceeds and damages therefrom.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notice of Security Interests in IP” means notice in form and substance substantially similar to Exhibit III hereto or in a form reasonably acceptable to the Applicable Collateral Agent and the Pledgors.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

4

“Patents” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Patent License,” any third party licensor): (a) all patents of the United States of America or the equivalent thereof in any other jurisdiction, and all applications for patents of the United States of America or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, whether in the United States or in any other country or jurisdiction, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means all “certificated securities” as such term is defined in Section 8-102(a)(4) of the New York UCC, and in any event, including any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” has the meaning assigned to such term in Section 2.01.

“Pledgor” means the Borrower and each Subsidiary Party.

“Second-Priority Obligations” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Secured Obligations” means, collectively, (i) the “Loan Obligations” as defined in the First Lien Credit Agreement, (ii) obligations of the Loan Parties in respect of any Secured Cash Management Agreement designated by the Borrower as such in accordance with the First Lien Credit Agreement and (iii) obligations of the Loan Parties in respect of any Secured Hedge Agreement (other than Excluded Hedging Obligations) designated by the Borrower as such in accordance with the First Lien Credit Agreement, but, as to the foregoing clauses (ii) and (iii), only to the extent that, and only so long as, the obligations under clause (i) are secured and guaranteed pursuant to this Agreement.

“Secured Parties” means the Term Lenders, the Administrative Agent and any other persons holding any Secured Obligations.

“Security Interest” has the meaning assigned to such term in Section 3.01.

“Shared Collateral” has the meaning assigned to the term “Common Collateral” or equivalent definition in the First Lien/First Lien Intercreditor Agreement.

“Subsidiary Party” has the meaning assigned to such term in the preamble hereof.

5

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including any such rights that such Pledgor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor (or, as required in the context of the definition of “Trademark License,” any third party licensor): (a) all trademarks, service marks, corporate names, company names, business names, trade dress, logos and taglines, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States of America or any other jurisdiction, country, or any political subdivision thereof, and all renewals thereof, including those listed on Schedule III and (b) all goodwill associated therewith or symbolized thereby.

ARTICLE II.

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (which such Equity Interests constituting Pledged Stock as of the date hereof shall be listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (collectively, the “Pledged Stock”); provided, that the Pledged Stock shall not include any Excluded Securities; (b)(i) the debt obligations currently issued to any Pledgor (which such debt obligations constituting Pledged Debt Securities as of the date hereof, in each case in excess of $2,000,000 on an individual basis, shall be listed on Schedule II), (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments, if any, evidencing such debt securities (collectively, the “Pledged Debt Securities”); provided, that the Pledged Debt Securities shall not include any Excluded Securities; (c) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 2.06, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”); provided, for the avoidance of doubt, that none of the Pledged Collateral shall include any Excluded Property.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

6

SECTION 2.02. Delivery of the Pledged Securities.

(a) Each Pledgor agrees promptly (and in any event within 45 days after the acquisition or such longer time as the Collateral Agent shall permit in its reasonable discretion) to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to Section 2.02(b).

(b) Within the time period set forth in clause (a) above, each Pledgor will cause any Indebtedness for borrowed money owed to any Pledgor by any person (other than intercompany indebtedness (x) between or among the Borrower and any Subsidiary Loan Party, (y) between or among any Subsidiary Loan Parties or (z) incurred in the ordinary course of business in connection with cash management operations of Holdings, the Borrower and its Subsidiaries) having an aggregate principal amount in excess of $2,000,000 to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms hereof. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 7.01 (a), (b), (h) or (i) of the First Lien Credit Agreement unless such demand would not be commercially reasonable or would otherwise expose such Pledgor to liability to the maker.

(c) Upon delivery to the Applicable Collateral Agent, within the time period set forth in clause (a) above, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 2.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Applicable Collateral Agent and by such other instruments and documents as the Applicable Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Applicable Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied (or promptly followed) by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided, that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall be deemed to supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. Each Pledgor represents and warrants to, and covenants with, the Collateral Agent, for the benefit of the Secured Parties that:

(a) Schedule II, as of the Closing Date, (i) correctly sets forth (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of the Borrower, to the knowledge of the relevant Pledgor) the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock as of the Closing Date and (ii) includes all Equity Interests, debt securities

7

and promissory notes or instruments evidencing Indebtedness required to be pledged in order to satisfy the Collateral and Guarantee Requirement or delivered pursuant to Section 2.02(b) as of the Closing Date;

(b) as of the Closing Date, the Pledged Stock and Pledged Debt Securities (and, with respect to any Pledged Stock or Pledged Debt Securities issued by an issuer that is not a subsidiary of the Borrower, to the knowledge of the relevant Pledgor) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and, with respect to Equity Interests constituting capital stock of a corporation, nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing);

(c) except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made not in violation of the First Lien Credit Agreement or each other Loan Document, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II (as may be supplemented from time to time pursuant to Section 2.02(c)) as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than any Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction not prohibited by any Loan Document and other than Permitted Liens, and (iv) subject to the rights of such Pledgor under the Loan Documents to Dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the First Lien Credit Agreement or the schedules thereto or in the other Loan Documents and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise not prohibited by the Loan Documents, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law, memorandum of association or articles of association provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the Disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder other than under applicable Requirements of Law;

(e) each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the First Lien Credit Agreement or the schedules thereto or in the other Loan Documents, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect); and

8

(g) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities are delivered to the Applicable Collateral Agent, for the benefit of the Secured Parties, in accordance with this Agreement and a Uniform Commercial Code financing statement in respect of the Pledged Securities is filed in the appropriate filing office, the Collateral Agent will obtain, for the benefit of the Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities, subject only to Permitted Liens, as security for the payment of the Secured Obligations, to the extent such perfection is governed by the Uniform Commercial Code.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests.

(a) As of the Closing Date, the Equity Interests in limited liability companies that are pledged by the Pledgors hereunder (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of the Borrower, to the relevant Pledgor’s knowledge) do not constitute a security under Section 8-103 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction.

(b) The Pledgors shall at no time elect to treat any interest in any limited liability company or limited partnership controlled by a Pledgor and pledged hereunder as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless promptly thereafter (and in any event within 30 days or such longer period as the Collateral Agent may permit in its reasonable discretion) the applicable Pledgor provides notification to the Collateral Agent of such election and delivers, as applicable, any such certificate to the Collateral Agent pursuant to the terms hereof.

SECTION 2.05. Registration in Nominee Name; Denominations. Subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), (a) the Applicable Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Applicable Collateral Agent, for the benefit of the Secured Parties or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent), or the name of the applicable Pledgor, endorsed or assigned in blank in favor of the Applicable Collateral Agent, and (b) if an Event of Default shall have occurred and be continuing, each Pledgor will promptly give to the Applicable Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. Subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), if an Event of Default shall have occurred and be continuing, the Applicable Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Pledgor shall use its commercially reasonable efforts to cause any subsidiary of the Borrower that is not a party to this Agreement to comply with a request by the Applicable Collateral Agent, pursuant to this Section 2.05, to exchange certificates representing Pledged Securities of such subsidiary for certificates of smaller or larger denominations.

9

SECTION 2.06. Voting Rights; Dividends and Interest, etc.

(a) Subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder:

(i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose not prohibited by the terms of this Agreement, the First Lien Credit Agreement and the other Loan Documents; provided, that, except as permitted under the Loan Documents, such rights and powers shall not be exercised in any manner that could be reasonably likely to materially and adversely affect the rights and remedies of the Collateral Agent or the other Secured Parties under this Agreement, the First Lien Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

(ii) The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the First Lien Credit Agreement, any other Loan Documents and applicable laws; provided, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall be promptly (and in any event within 45 days of their receipt or such longer time as the Applicable Collateral Agent shall permit in its reasonable discretion) delivered to the Applicable Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Applicable Collateral Agent).

(b) Subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), after the occurrence and during the continuance of an Event of Default and upon written notice by the Collateral Agent to the

10

relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to receive dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested, for the benefit of the Secured Parties, in the Collateral Agent, which, subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, that the Collateral Agent, to the extent not objected to by the Required Lenders, shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to receive and retain such amounts; provided, further, that notwithstanding the occurrence of an Event of Default, any Pledgor may continue to exercise dividend and distribution rights solely to the extent permitted under subclause (i), subclause (iii) and subclause (v) of Section 6.06(b) of the First Lien Credit Agreement. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 2.06 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent, for the benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, in form and substance reasonably satisfactory to the Collateral Agent, the Collateral Agent shall promptly repay to each Pledgor (without interest, and net of any applicable fees or taxes) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 to the extent such amounts have not otherwise been applied (or committed to be applied) in accordance with Section 4.02 or otherwise in accordance with the Loan Documents.

(c) Subject to the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent to the relevant Pledgors of the Collateral Agent’s intention to exercise its rights hereunder, subject to applicable Requirements of Law, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, that, to the extent not objected to by Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights; provided further, that the Collateral Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06 shall be reinstated.

11

(d) In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Pledgor hereby grants to the Collateral Agent an irrevocable proxy, coupled with an interest, to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the Discharge of the First-Priority Obligations.

(e) Any notice given by the Collateral Agent to the Pledgors suspending their rights under paragraph (a) of this Section 2.06 (i) shall be in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III.

Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Pledgor hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

12

(iii) collection accounts, Deposit Accounts, Securities Accounts, Commodity Accounts and any cash or other assets held in such accounts and any security entitlements and other rights with respect thereto;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) loans receivable and all other Payment Intangibles;

(ix) Goods;

(x) all Instruments;

(xi) all Intellectual Property (including all claims for, and rights to sue for, past or future infringements or violations of any Intellectual Property and all income, royalties, damages and payments now or hereafter due and payable with respect to any Intellectual Property, including damages and payments for past or future infringements or violations of any Intellectual Property);

(xii) all Inventory (including reusable water containers);

(xiii) all Investment Property other than the Pledged Collateral, which is governed by Article II;

(xiv) all Letters of Credit and Letter of Credit Rights;

(xv) all Commercial Tort Claims, individually in excess of $3,000,000, as described from time to time on Schedule IV;

(xvi) all minerals, oil, gas and As-Extracted Collateral;

(xvii) all books and records pertaining to the Article 9 Collateral; and

(xviii) substitutions, replacements, accessions, products and Proceeds (including insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) and to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in any Loan Documents, this Agreement shall not constitute a grant of a security interest in (and the Article 9 Collateral shall not include), and the other provisions of the Loan Documents with respect to Collateral need not be satisfied with respect to, the Excluded Property.

13

(b) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates and (iii) a description of Collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets” or “all personal property” or words of similar effect. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of any Pledgor, and naming any Pledgor or the Pledgors as debtors and the Collateral Agent as secured party. Notwithstanding anything to the contrary herein, no Pledgor shall be required to take any action under the laws of any jurisdiction other than the United States of America (or any political subdivision thereof) and its territories and possessions for the purpose of perfecting the Security Interest in any Article 9 Collateral of such Pledgor constituting Patents, Trademarks or Copyrights.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything to the contrary in this Agreement, none of the Pledgors shall be required to enter into any control agreement with respect to any Deposit Accounts, Securities Accounts or Commodities Accounts.

SECTION 3.02. Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, as of the Closing Date that:

(a) Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except where the failure to have such rights and title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein, in the First Lien Credit Agreement and the schedules thereto.

14

(b) The Perfection Certificate attached hereto as Exhibit II has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the Closing Date. Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office or the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks or United States registered Copyrights) that are necessary as of the Closing Date to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants that fully executed Notices of Security Interests in IP containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to registered United States Trademarks (and Trademarks for which registration applications are pending), issued United States Patents (and Patents for which applications are pending) and registered United States Copyrights (and Copyrights for which registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office, pursuant to 15 U.S.C. § 1060, 17 U.S.C. § 205 or 35 U.S.C. § 261 and the regulations thereunder, as applicable, to establish, a legal, valid and perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such Intellectual Property as of the Closing Date in which a security interest may be recorded with the United States Patent and Trademark Office or the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than (x) the Uniform Commercial Code financing statements and (y) such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Copyrights and Trademarks (or registration or application for registration thereof) acquired or developed after the Closing Date).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a Uniform Commercial Code financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a perfected security interest in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the applicable Notice of Security Interests in IP that are delivered to the Collateral Agent pursuant to Section 3.02(b) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

15

(d) The Article 9 Collateral is owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Pledgors holds any Commercial Tort Claim individually in excess of $3,000,000 except as indicated on Schedule IV (as may be updated from time to time in accordance with Section 3.04(b) hereof).

(f) Schedule III correctly sets forth all of each Pledgor’s (i) Patents and Trademarks applied for or registered with the United States Patent and Trademark Office as of the Closing Date, including the name of the registered owner or applicant, the name of the patent or trademark, the registration, application or publication number, as applicable, and the issuance, registration or application date, as applicable and (ii) registered United States Copyrights as of the Closing Date, including the name of the registered owner and the registration number of each such Copyright.

SECTION 3.03. Covenants.

(a) Each Pledgor agrees to (i) furnish to the Collateral Agent prompt written notice of any change in: (A) its corporate or organization legal name, (B) its identity or type of organization, (C) its organizational identification number, (D) its jurisdiction of organization or (E) the location of its chief executive office if it is not a registered organization; provided, that such Pledgor shall not effect or permit any such change unless all filings have been made, or will have been made within 30 days following such change (or such longer period as the Collateral Agent may agree in its reasonable discretion), under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral in which a security interest may be perfected by such filing, for the benefit of the Secured Parties and (ii) promptly notify the Collateral Agent if any material portion of the Article 9 Collateral is damaged or destroyed.

(b) Subject to the rights of such Pledgor under the Loan Documents to Dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

16

(c) Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Pledgor hereby agrees to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that constitutes Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses within 90 days following the end of each fiscal quarter (a “Quarterly IP Update”). Each Pledgor agrees that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral on each Quarterly IP Update.

(d) Subject to the ABL Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into) and in addition to rights under Section 5.07 of the Credit Agreement, after the occurrence of an Event of Default and during the continuance thereof, the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party, subject to Section 9.12 of the First Lien Credit Agreement.

(e) Subject to the ABL Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), the Collateral Agent, at its option, may (i) discharge any past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and that is not a Permitted Lien and (ii) pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the First Lien Credit Agreement, this Agreement or any other Loan Document (and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable and documented payment made or any reasonable and documented out-of-pocket expense incurred by the Collateral Agent pursuant to the foregoing authorization); provided, however, that nothing in this Section 3.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(f) Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the

17

Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Pledgors shall make or permit to be made a transfer, assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as not prohibited by any Loan Document. Notwithstanding the foregoing sentence, if the Collateral Agent shall have notified the Pledgors in writing that an Event of Default under clause (a) or (b) of Section 7.01 of the First Lien Credit Agreement shall have occurred and be continuing, and during the continuance thereof (or automatically, upon the occurrence of an Event of Default under clauses (h) or (i) of Section 7.01 of the First Lien Credit Agreement), the Pledgors shall not Dispose of any Article 9 Collateral, except to the extent requested by the Collateral Agent in writing, unless such Disposition is not otherwise prohibited by the First Lien Credit Agreement during an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 of the First Lien Credit Agreement.

(h) None of the Pledgors will, without the Applicable Collateral Agent’s prior written consent (which consent shall not be unreasonably withheld), grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with prudent business practices, except as not prohibited by the Loan Documents.

(i) Subject to the ABL Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required by the Loan Documents or to pay any premium in whole or part relating thereto, the Collateral Agent may, subject to the ABL Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable; provided, however, that nothing in this Section 3.03(i) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to such policies of insurance and payments of such premiums. All sums disbursed by the Collateral Agent in connection with this Section 3.03(i), including reasonable and documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

18

SECTION 3.04. Other Actions. Subject to the ABL Intercreditor Agreement, in order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Pledgor shall at any time own or acquire any Instruments (other than debt obligations covered by Article II) or Tangible Chattel Paper evidencing an amount in excess of $5,000,000, such Pledgor shall promptly (and in any event within 30 days of its acquisition or such longer period as the Applicable Collateral Agent may permit in its reasonable discretion) notify the Collateral Agent and promptly (and in any event within 5 days following such notice or such longer period as the Applicable Collateral Agent may permit in its reasonable discretion) endorse, assign and deliver the same to the Applicable Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Applicable Collateral Agent may from time to time reasonably request.

(b) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $3,000,000, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent and shall update Schedule IV from time to time with respect to any such Commercial Tort Claim acquired after the Closing Date.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. Except as permitted by any Loan Documents:

(a) Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent material to the conduct of such Pledgor’s business may become prematurely invalidated or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(b) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark material to the conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.

19

(c) Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the conduct of such Pledgor’s business that it publishes, displays and distributes, (i) use copyright notice as required under applicable copyright laws and (ii) prevent such works covered by a material Copyright from entering into the public domain (except to the extent such works covered by a material Copyright have expired under the latest term of protection granted pursuant to applicable law).

(d) Each Pledgor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of such Pledgor’s business may imminently become prematurely abandoned, lost or dedicated to the public, or of any materially adverse determination or development, including office actions and similar determinations or developments (but excluding ordinary course office actions and similar determinations or developments), in the United States Patent and Trademark Office, United States Copyright Office or any court, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis on or about the time of delivery of financial statements for such year (commencing with the financial statements for the fiscal year ended December 31, 2013) of (A) each United States Patent, Trademark and Copyright acquired by such Pledgor during the preceding twelve-month period that is registered or applied for registration with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and (B) each application and registration by itself, or through any agent, employee, licensee or designee, for any Patent or Trademark with the United States Patent and Trademark Office and each application and registration of any Copyright with the United States Copyright Office filed during the preceding twelve-month period, and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright; provided, that the provisions hereof shall automatically apply to any such Patent, Trademark or Copyright and any such Patent, Trademark or Copyright shall automatically constitute Collateral as if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party.

(f) Each Pledgor shall exercise its reasonable business judgment in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office or other foreign office with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the conduct of such Pledgor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each

20

Copyright that is material to the conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of its business has been infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.

(h) Upon and during the continuance of an Event of Default, at the request of the Applicable Collateral Agent, each Pledgor shall use commercially reasonable efforts to obtain all requisite consents or approvals from the licensor under each Copyright License, Patent License or Trademark License to effect the assignment of all such Pledgor’s right, title and interest thereunder to (in the Applicable Collateral Agent’s sole discretion) the designee of the Applicable Collateral Agent or the Applicable Collateral Agent.

ARTICLE IV.

Remedies

SECTION 4.01. Remedies upon Default. Subject to the ABL Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement, the First Lien/First Lien Intercreditor Agreement (if entered into) and applicable Requirements of Law, upon the occurrence and during the continuance of an Event of Default, (a) each Pledgor agrees to deliver each item of Collateral to the Collateral Agent on demand, and (b) the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (i) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Pledgors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained) and (ii) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Pledgor agrees that, subject to applicable Requirements of Law, the ABL Intercreditor Agreement, the First Lien/Second Lien

21

Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), the Collateral Agent shall have the right to Dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such Disposition of Collateral pursuant to this Section 4.01, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such Disposition shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Collateral Agent shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral pursuant to the foregoing paragraph. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 4.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and Dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or

22

pursuant to a proceeding by a court-appointed receiver. To the extent provided in this Section 4.01, any sale that complies with such provisions shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. Subject to the ABL Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, as well as any Collateral consisting of cash at any time when remedies are being exercised hereunder, in accordance with Section 2.01 of the ABL Intercreditor Agreement or Section 4.2 of the First Lien/Second Lien Intercreditor Agreement, as applicable, or, after a First Lien/First Lien Intercreditor Agreement has been entered into, in accordance with Section 2.01 of the First Lien/First Lien Intercreditor Agreement.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Pledgor grants (such grant effective solely after the occurrence and during the continuance of an Event of Default) to (in the Collateral Agent’s sole discretion) the Collateral Agent or a designee of the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past infringement of the Intellectual Property; provided, however, that nothing in this Section 4.03 shall require Pledgors to grant any license that is prohibited by any rule of law, statute or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of, any contract, license, instrument or other agreement with an unaffiliated third party, to the extent not prohibited by the Loan Documents, with respect to such Intellectual Property Collateral; and provided, further, that such licenses to be granted hereunder shall (i) if granting a license to Trademarks, apply to the use of the Trademarks in connection with goods and services of similar type and quality to those theretofore sold by such Pledgor under such Trademarks and (ii) be subject to those exclusive Copyright Licenses, Patent Licenses and Trademark Licenses granted by the Pledgors in effect on the date hereof and those granted by

23

any Pledgor hereafter, as permitted under the Loan Documents, to the extent conflicting. For the avoidance of doubt, the use of such license may be exercised only during the continuation of an Event of Default by the Collateral Agent and subject to the ABL Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into); provided, that any license or sublicense granted by the Collateral Agent to a third party during the continuation of an Event of Default shall remain in effect notwithstanding any subsequent cure of such Event of Default. Furthermore, each Pledgor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Copyright Office or the United States Patent and Trademark Office or any state office in order to effect an absolute assignment of all right, title and interest in each Patent, Trademark or Copyright, and to record the same.

SECTION 4.04. Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any Disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to Dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could Dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to Dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

24

ARTICLE V.

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the First Lien Credit Agreement, as such address may be changed by written notice to the Collateral Agent and the Borrower. All communications and notices hereunder to any Pledgor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 9.01 of the First Lien Credit Agreement.

SECTION 5.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the First Lien Credit Agreement, any other Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the First Lien Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or this Agreement (other than a defense of payment or performance).

SECTION 5.03. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable Requirements of Law, and all the provisions of this Agreement are intended to be subject to all applicable Requirements of Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law or regulation.

SECTION 5.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as not prohibited by this Agreement, the First Lien Credit Agreement or any other Loan Document. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released in accordance with Section 5.09 or 5.13, as applicable.

25

SECTION 5.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Collateral Agent hereunder shall at all times be the same person that is the Administrative Agent under the First Lien Credit Agreement. Written notice of resignation by the “Administrative Agent” pursuant to the First Lien Credit Agreement shall also constitute notice of resignation as the Collateral Agent under this Agreement. Upon the acceptance of any appointment as the “Administrative Agent” under the First Lien Credit Agreement by a successor “Administrative Agent”, that successor “Administrative Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent pursuant hereto.

SECTION 5.06. Collateral Agent’s Fees and Expenses; Indemnification

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder by the Pledgors and the Collateral Agent and other Indemnitees shall be indemnified by the Pledgors, in each case of this clause (a), mutatis mutandis, as provided in Section 9.03 of the First Lien Credit Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. The provisions of this Section 5.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 5.06 shall be payable within fifteen days (or such longer period as the Collateral Agent may reasonably agree to) of written demand therefor.

(c) The agreements in this Section 5.06 shall survive the resignation of the Collateral Agent and the termination of the Agreement.

SECTION 5.07. Collateral Agent Appointed Attorney-in-Fact. Subject to the ABL Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, subject to applicable Requirements of Law, the ABL Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement and the First Lien/First Lien Intercreditor Agreement (if entered into), the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Pledgor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give

26

receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Pledgor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) to notify, or to require any Pledgor to notify, Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own or their Related Parties’ gross negligence or willful misconduct.

SECTION 5.08. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

SECTION 5.09. Waivers; Amendment; Extension of Time.

(a) No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent or any other Secured Party hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

27

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the First Lien Credit Agreement and except as otherwise provided in the ABL Intercreditor Agreement or the First Lien/First Lien Intercreditor Agreement (if entered into). The Collateral Agent may conclusively rely on a certificate of an officer of the Borrower as to whether any amendment contemplated by this Section 5.09(b) is permitted.

(c) Notwithstanding anything to the contrary contained herein, the Applicable Collateral Agent may grant extensions of time for the creation or perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Pledgors on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents.

SECTION 5.10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 5.04. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 5.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.13. Termination or Release.

(a) This Agreement and the pledges made by the Pledgors herein and all other security interests granted by the Pledgors hereby shall automatically terminate and/or be released upon the occurrence of the Termination Date or otherwise in accordance with Section 9.15 of the First Lien Credit Agreement.

(b) If any of the Collateral shall become subject to the release provision set forth in Section 2.05(b) of the ABL Intercreditor Agreement, such Collateral shall be automatically released from the security interest in such Collateral to the extent provided therein.

28

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 5.13, subject to Section 9.15 of the Credit Agreement (including the delivery of any certificate required thereunder), the Collateral Agent shall execute and deliver to any Pledgor all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, Uniform Commercial Code termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral that may be in the possession of the Collateral Agent, and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 5.13 shall be made without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to paragraph (a) or (b) above, the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of Uniform Commercial Code termination statements. Subject to Section 9.15 of the Credit Agreement (including the delivery of any certificate required thereunder), upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Borrower, in form and substance reasonably satisfactory to the Collateral Agent, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Agreement. The Pledgors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent (and its representatives) in connection with the execution and delivery of such release documents or instruments.

SECTION 5.14. Additional Subsidiaries. Upon execution and delivery by any subsidiary of the Borrower that is required or permitted to become a party hereto by Section 5.11 of the First Lien Credit Agreement of an instrument substantially in the form of Exhibit I hereto (or another instrument reasonably satisfactory to the Collateral Agent and the Borrower), such subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 5.15. Subject to Intercreditor Agreements.

(a) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement, the terms of the ABL Intercreditor Agreement shall govern.

(b) Notwithstanding anything herein to the contrary, after a First Lien/First Lien Intercreditor Agreement has been entered into, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral constituting Shared Collateral shall be subject to the provisions of the First Lien/First Lien Intercreditor Agreement.

29

In the event of any conflict between the terms of the First Lien/First Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/First Lien Intercreditor Agreement shall govern.

(c) Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and (ii) the exercise of any right or remedy by the Collateral Agent hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Collateral constituting Common Collateral are subject to the provisions of the First Lien/Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien/Second Lien Intercreditor Agreement shall govern.

SECTION 5.16. Authority of Collateral Agent. Each Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the First Lien Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgors, the Collateral Agent shall be conclusively presumed to be acting as agent for the applicable Secured Parties with full and valid authority so to act or refrain from acting, and no Pledgor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 5.17. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.17.

SECTION 5.18. Jurisdiction; Consent to Service of Process.

(a) Each Pledgor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Collateral Agent, any Secured Party, or any Affiliate of the foregoing, in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the

30

Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

[Signature Pages Follow]

31

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CRESTVIEW DS MERGER SUB II, INC.
(to be merged on the Closing Date with and into DS WATERS OF AMERICA, INC.)

By:	/s/ Ron Frieman
	Name:	Ron Frieman
	Title:	Chief Financial Officer and Treasurer

CRYSTAL SPRINGS OF ALABAMA HOLDINGS, LLC POLYCYCLE SOLUTIONS, LLC

	By:	DS Waters of America, Inc., as the sole member of each such Subsidiary Party

	By:	/s/ Ron Frieman
		Name:	Ron Frieman
		Title:	Chief Financial Officer and Treasurer

[Signature Page to Collateral Agreement (First Lien)]

BARCLAYS BANK PLC, as Collateral Agent

By:	/s/ Ritam Bhalla
	Name: Title:	Ritam Bhalla Director

[Signature Page to Collateral Agreement (First Lien)]

Schedule I

to the Collateral Agreement (First Lien)

Subsidiary Parties

Crystal Springs of Alabama Holdings, LLC

PolyCycle Solutions, LLC

Schedule II

to the Collateral Agreement (First Lien)

Pledged Stock; Pledged Debt Securities

Pledged Stock

	Issuer	Record Owner	Certificate No.	Percentage of Equity Interest Owned	Percent Pledged
1.	Crystal Springs of Alabama Holdings, LLC	DS Waters of America, Inc.	N/A	100%	100%
2.	PolyCycle Solutions, LLC	DS Waters of America, Inc.	N/A	100%	100%

Pledged Debt

None.

Schedule III

to the Collateral Agreement (First Lien)

Intellectual Property

Copyrights:

Registered:

Owner	Copyright	Registration Number
DS Waters of America, Inc.	The book of water.	TX0003653712
DS Waters of America, Inc.	The 10-k thirst quencher really, really good stuff surfing contest.	TX0003647986
DS Waters of America, Inc.	Water delivery man.	VA0001385440

Copyright Applications Filed with the United States Copyright Office:

None.

Patents:

Registrations:

Owner	Patent	Issue Date	Patent No.
DS Waters of America, Inc.	Jug	1/4/2000	D418423
DS Waters of America, Inc.	Combined single serving water bottle and closure	5/23/2000	D425422
DS Waters of America, Inc.	Bottled Water Center	2/14/2012	8,113,382
DS Waters of America, Inc.	Bottled Water Center	1/29/2013	8,360,272

Applications:

None.

Trademarks:

Registrations:

Owner	Trademark	Application Number	Registration Number	Registration Date

DS Waters of America, Inc.	10K	85/033444	4202794	04-Sep-2012

DS Waters of America, Inc.		77/217661	3473432	22-Jul-2008

DS Waters of America, Inc.	ABITA SPRINGS	75/007009	2093790	02-Sep-1997

DS Waters of America, Inc.	ABITA SPRINGS	75/004269	2100478	23-Sep-1997

DS Waters of America, Inc.	ABITA SPRINGS	75/003995	2082990	29-Jul-1997

DS Waters of America, Inc.		75/004267	2076858	08-Jul-1997

DS Waters of America, Inc.		74/678492	1999405	10-Sep-1996

DS Waters of America, Inc.	ALHAMBRA	74/386885	1819231	01-Feb-1994

DS Waters of America, Inc.	ALHAMBRA	75/527914	2301785	21-Dec-1999

DS Waters of America, Inc.	ALHAMBRA	73/546010	1380916	28-Jan-1986

DS Waters of America, Inc.	ALHAMBRA	77/494142	3594216	24-Mar-2009

DS Waters of America, Inc.		77/357424	3850480	21-Sep-2010

DS Waters of America, Inc.	ATHENA	78/502129	3143277	12-Sep-2006

DS Waters of America, Inc.	ATHENA	77/867384	4214325	25-Sep-2012

DS Waters of America, Inc.	ATHENA	78/204256	2903885	16-Nov-2004

DS Waters of America, Inc.	ATHENA	78/210927	2990282	30-Aug-2005

DS Waters of America, Inc.	ATHENA	78/219346	3030066	13-Dec-2005

DS Waters of America, Inc.	ATHENA	78/700789	3823247	20-Jul-2010

DS Waters of America, Inc.	ATHENA	77126276	3838228	24-Aug-2010

DS Waters of America, Inc.	ATHENA PARTNERS	78/219342	2924215	01-Feb-2005

DS Waters of America, Inc.	ATHENA WARRIORS	85/727361	4328340	30-Apr-2013

DS Waters of America, Inc.	BELMONT SPRINGS	73/665036	1473752	26-Jan-1988

DS Waters of America, Inc.	BELMONT SPRINGS	77/494155	3594217	24-Mar-2009

DS Waters of America, Inc.	BELMONT SPRINGS	73/665035	1474411	26-Jan-1988

DS Waters of America, Inc.		74/258565	1828483	29-Mar-1994

DS Waters of America, Inc.		76/276675	2680005	28-Jan-2003

DS Waters of America, Inc.		75/786879	2845136	25-May-2004

DS Waters of America, Inc.	COLORADO CRYSTAL	73/655194	1464793	10-Nov-1987

DS Waters of America, Inc.	CREATED FOR THE CAUSE	85/106242	4158388	12-Jun-2012

DS Waters of America, Inc.	CREATED FOR THE CAUSE	85/115582	4246463	20-Nov-2012

DS Waters of America, Inc.	CRYSTAL SPRINGS	78/386156	3340862	20-Nov-2007

DS Waters of America, Inc.		76/293430	2662265	17-Dec-2002

DS Waters of America, Inc.	CRYSTAL-FRESH	73/446186	1335806	14-May-1985

DS Waters of America, Inc.	CULLYSPRING WATER	78/439990	3382738	12-Feb-2008

DS Waters of America, Inc.	DEEP ROCK	73/408411	1273807	10-Apr-1984

DS Waters of America, Inc.	DEEP ROCK	73/408410	1273133	03-Apr-1984

DS Waters of America, Inc.	DEEP ROCK	73/408412	1279411	29-May-1984

DS Waters of America, Inc.		77/154481	3587821	10-Mar-2009

DS Waters of America, Inc.		78/386135	3319455	23-Oct-2007

DS Waters of America, Inc.	DRINK TO YOUR HEALTH	77736368	3921593	22-Feb-2011

DS Waters of America, Inc.	DRINK TO YOUR GOOD HEALTH	77/982618	4060788	22-Nov-2011

DS Waters of America, Inc.	DRINK TO YOUR GOOD HEALTH	77/919757	4060610	22-Nov-2011

DS Waters of America, Inc.	DS WATERS	78/386000	3469275	15-Jul-2008

DS Waters of America, Inc.	DS WATERS	77/214607	3381515	12-Feb-2008

DS Waters of America, Inc.		78/386022	3415547	22-Apr-2008

DS Waters of America, Inc.	EAT CHOCOLATE. FIND A CURE	77/628575	3647052	30-Jun-2009

DS Waters of America, Inc.	EAT CHOCOLATE. FIND A CURE	77/628571	3696998	13-Oct-2009

DS Waters of America, Inc.	ENVIROBOTTLE	77/953509	4214380	25-Sep-2012

DS Waters of America, Inc.	ENVIROPAC	85/116748	4354317	18-Jun-2013

DS Waters of America, Inc.		85/116760	4354318	18-Jun-2013

DS Waters of America, Inc.	EXOTIC ISLE	74/715115	2058243	29-Apr-1997

DS Waters of America, Inc.	EZBREW	75/045543	2633723	15-Oct-2002

DS Waters of America, Inc.	GEORGIA MOUNTAIN	74/311809	1806322	23-Nov-1993

DS Waters of America, Inc.	GLACIER BAY	77/561755	3650003	07-Jul-2009

DS Waters of America, Inc.	GOLDEN LEAF	76/294093	2865943	27-Jul-2004

DS Waters of America, Inc.		85/559927	4285166	05-Feb-2013

DS Waters of America, Inc.	GREAT TASTE	74/119588	1857234	04-Oct-1994

DS Waters of America, Inc.	GREENMOBILE	77/549598	3713056	17-Nov-2009

DS Waters of America, Inc.	H & S	72/329335	890568	05-May-1970

DS Waters of America, Inc.	HINCKLEY & SCHMITT	72/293516	0868229	15-Apr-1969

DS Waters of America, Inc.	HINCKLEY SPRINGS	75/613763	2635764	15-Oct-2002

DS Waters of America, Inc.		77/494189	3594218	24-Mar-2009

DS Waters of America, Inc.		76/293585	2668365	31-Dec-2002

DS Waters of America, Inc.		76/309978	3110802	04-Jul-2006

DS Waters of America, Inc.		75/786875	2832247	13-Apr-2004

DS Waters of America, Inc.	JAVARAMA	75/056700	2080228	15-Jul-1997

DS Waters of America, Inc.	JAVARAMA ONE HUNDRED PERCENT ARABICA COFFEE THE WORLD OF SPECIALTY COFFEES	78/565702	3223881	03-Apr-2007

DS Waters of America, Inc.	JR. SPORT	75/559412	2265142	27-Jul-1999

DS Waters of America, Inc.	KENTWOOD	74/447794	1858306	18-Oct-1994

DS Waters of America, Inc.	KENTWOOD	74/447779	1862686	15-Nov-1994

DS Waters of America, Inc.		73/531844	1376422	17-Dec-1985

DS Waters of America, Inc.		73/531845	1376169	17-Dec-1985

DS Waters of America, Inc.	KENTWOOD SPRINGS	74/465507	2169782	30-Jun-1998

DS Waters of America, Inc.	KENTWOOD SPRINGS	77/494238	3608380	21-Apr-2009

DS Waters of America, Inc.		76/278425	2712767	06-May-2003

DS Waters of America, Inc.		76/513703	2927281	22-Feb-2005

DS Waters of America, Inc.	KWENCHER	75/437624	2273841	31-Aug-1999

DS Waters of America, Inc.			1741749	22-Dec-1992

DS Waters of America, Inc.		74/174297	1718540	22-Sep-1992

DS Waters of America, Inc.		74/174298	3998501	19-Jul-2011

DS Waters of America, Inc.	MOMMY MESSENGER	77/504796	3958946	10-May-2011

DS Waters of America, Inc.		77/892880	3848943	14-Sep-2010

DS Waters of America, Inc.	MOUNT OLYMPUS	85/190580	4206717	11-Sep-2012

DS Waters of America, Inc.		75/530498	2310943	25-Jan-2000

DS Waters of America, Inc.		85/351538	4305920	19-Mar-2013

DS Waters of America, Inc.	MPROVE	85/072612	4003741	26-Jul-2011

DS Waters of America, Inc.	MY UTAPIA	85/146695	4132660	24-Apr-2012

DS Waters of America, Inc.	NURSERY	73/729676	1527257	28-Feb-1989

DS Waters of America, Inc.	NURSERY FAMILY REWARDS	85020887	4080744	03-Jan-2012

DS Waters of America, Inc.	NURSERY PURE FUN ZONE	77/210720	3599261	31-Mar-2009

DS Waters of America, Inc.	OZONE	77/213029	3593704	24-Mar-2009

DS Waters of America, Inc.	PURE + REFRESHING	85/168356	4206640	11-Sep-2012

DS Waters of America, Inc.		85/029262	4191128	14-Aug-2012

DS Waters of America, Inc.	PURELY REFRESHING	78/525533	3486185	12-Aug-2008

DS Waters of America, Inc.	PURELY REFRESHING. PERSONALLY DELIVERED.	78/324498	3146221	19-Sep-2006

DS Waters of America, Inc.		78/451715	3529025	04-Nov-2008

DS Waters of America, Inc.		85/559855	4285165	05-Feb-2013

DS Waters of America, Inc.	RELYANT	85/437873	4149908	29-May-2012

DS Waters of America, Inc.	RENEW	77/790044	4019967	30-Aug-2011

DS Waters of America, Inc.	REWARD	77/856026	4016420	23-Aug-2011

DS Waters of America, Inc.	ROAST 2 COAST	77/028792	3481217	05-Aug-2008

DS Waters of America, Inc.	ROAST 2 COAST	77/276441	3422659	06-May-2008

DS Waters of America, Inc.	SERVICE YOU CAN COUNT ON. QUALITY YOU CAN TRUST.	77/249809	3489905	19-Aug-2008

DS Waters of America, Inc.	SET A COURSE FOR GREAT SERVICE	77/028800	3427453	13-May-2008

DS Waters of America, Inc.	SET A COURSE FOR GREAT TASTE	77/028799	3427452	13-May-2008

DS Waters of America, Inc.	SIERRA	73/584973	1428913	17-Feb-1987

DS Waters of America, Inc.	SIERRA SPRINGS	75/575190	2769409	30-Sep-2003

DS Waters of America, Inc.	SIERRA SPRINGS	77/494283	3594219	24-Mar-2009

DS Waters of America, Inc.		75/786688	2719606	27-May-2003

DS Waters of America, Inc.		76/276676	2680006	28-Jan-2003

DS Waters of America, Inc.	SPARKLETTS	75/372888	2225430	23-Feb-1999

DS Waters of America, Inc.	SPARKLETTS	71/678679	0625100	10-Apr-1956

DS Waters of America, Inc.	SPARKLETTS	85/269355	4246666	20-Nov-2012

DS Waters of America, Inc.	SPARKLETTS	75/523185	2301772	21-Dec-1999

DS Waters of America, Inc.	(a)	78/386069	3437557	27-May-2008

DS Waters of America, Inc.		78/386056	3437556	27-May-2008

DS Waters of America, Inc.	SPRINGLITE	73/651019	1464791	10-Nov-1987

DS Waters of America, Inc.	STANDARD COFFEE	75/114463	2537522	12-Feb-2002

DS Waters of America, Inc.	STANDARD COFFEE SERVICE COMPANY	73/309109	1272975	03-Apr-1984

DS Waters of America, Inc.		85/559900	4278509	22-Jan-2013

DS Waters of America, Inc.	STANDGUARD	74/228435	1832094	19-Apr-1994

DS Waters of America, Inc.	STANDGUARD	74/228433	1967133	09-Apr-1996

DS Waters of America, Inc.		74/228533	1820550	08-Feb-1994

DS Waters of America, Inc.		74/228434	1970243	23-Apr-1996

DS Waters of America, Inc.		73/144046	1112920	06-Feb-1979

DS Waters of America, Inc.	STRENGTH	77/829805	4152122	05-Jun-2012

DS Waters of America, Inc.		75/055571	2083253	29-Jul-1997

DS Waters of America, Inc.	THE PURE WATER PEOPLE	73/709883	1525495	21-Feb-1989

DS Waters of America, Inc.		75/263172	2173994	14-Jul-1998

DS Waters of America, Inc.		77/143644	3595426	24-Mar-2009

DS Waters of America, Inc.	WE DELIVER THE COFFEE HOUSE EXPERIENCE	76/293923	2707806	15-Apr-2003

DS Waters of America, Inc.		78/239265	2931796	08-Mar-2005

DS Waters of America, Inc.		78/510549	3033282	20-Dec-2005

DS Waters of America, Inc.	ENVIROPAC	85/977946	Published	Published

DS Waters of America, Inc.	ENVIROPAC LIGHTWEIGHT BOTTLES 50% LESS PLASTIC, AND 100% RECYCLABLE PACKAGE	85/977950	Published	Published

DS Waters of America, Inc.	TRUST IN A BOTTLE	76601571	3414857	22-Apr-2008

Applications:

Owner	Trademark	Application Number	Registration Number	Registration Date

DS Waters of America, Inc.	AQUA CAFÉ	85/836095	Pending	Pending

DS Waters of America, Inc.	DAILY PERK	85/800104	Pending	Pending

DS Waters of America, Inc.	STANDARD	85/735681	Pending	Pending

DS Waters of America, Inc.	DS SERVICES	85/931919	Pending	Pending

DS Waters of America, Inc.	STANDARD COFFEE	85/903496	Pending	Pending

Schedule IV

to the Collateral Agreement (First Lien)

Commercial Tort Claims

None.

Exhibit I

to the Collateral Agreement (First Lien)

Form of Supplement to the Collateral Agreement (First Lien)

SUPPLEMENT NO.      dated as of         (this “Supplement”), to the Collateral Agreement (First Lien) dated as of August 30, 2013 (as heretofore amended and/or supplemented and as may hereafter may be amended and/or supplemented, the “Collateral Agreement”), among DS WATERS OF AMERICA, INC., a Delaware corporation (the “Borrower”), each Subsidiary Party party thereto and BARCLAYS BANK, PLC, as Collateral Agent (in such capacity, the “ Collateral Agent”) for the benefit of the Secured Parties.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned (directly or by reference) to such terms in the Collateral Agreement.

B. The Pledgors have entered into the Collateral Agreement in order to induce the Secured Parties to make extensions of credit. Section 5.14 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned subsidiary of the Borrower (the “New Subsidiary”) is executing this Supplement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders and the holders of any other Secured Obligations to make their respective extensions of credit thereunder and as consideration for extensions of credit previously made.

Accordingly, the New Subsidiary agrees as follows:

SECTION 1. In accordance with Section 5.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and a Pledgor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party and Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral of the New Subsidiary. Each reference to a “Subsidiary Party” or a “Pledgor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) Schedule I, as of the date hereof, (i) correctly sets forth (and, with respect to any Pledged Stock issued by an issuer that is not a subsidiary of the Borrower, to the knowledge of the relevant Pledgor) the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock as of the date hereof and (ii) includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be pledged in order to satisfy the Collateral and Guarantee Requirement or delivered pursuant to Section 2.02(b) of the Collateral Agreement as of the date hereof; (b) Schedule II correctly sets forth all of the New Subsidiary’s (x) Patents and Trademarks applied for or registered with the United States Patent and Trademark Office as of the date hereof, including the name of the registered owner or applicant, the name of the patent or trademark, the registration, application, or publication number, as applicable, and the issuance, registration or application date, as applicable, of each Patent or Trademark owned by the New Subsidiary as of the date hereof and (y) registered United States Copyrights as of the date hereof, including the name of the registered owner and the registration number of each Copyright owned by the New Subsidiary as of the date hereof; (c) Schedule III correctly sets forth all Commercial Tort Claims in excess of $3,000,000 as of the date hereof and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and organizational ID number as of the date hereof.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW. THE PROVISIONS OF SECTION 5.17 AND 5.18 OF THE COLLATERAL AGREEMENT ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

SECTION 7. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

2

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the New Subsidiary has duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name of New Subsidiary]

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Organizational ID Number:

[Signature Page to Supplement to Collateral Agreement (First Lien)]

Schedule I

to Supplement No.      to the

Collateral Agreement (First Lien)

Pledged Collateral of the New Subsidiary

EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule II

to Supplement No.      to the

Collateral Agreement (First Lien)

Intellectual Property of the New Subsidiary

Schedule III

to Supplement No.      to the

Collateral Agreement (First Lien)

Commercial Tort Claims

Exhibit II

to the Collateral Agreement (First Lien)

Form of Perfection Certificate

See attached.

Exhibit II

to the Collateral Agreement (First Lien)

PERFECTION CERTIFICATE

August 30, 2013

Reference is hereby made to:

(i)	that certain First Lien Credit Agreement of even date herewith (the “Credit Agreement”) by and among DS Waters Enterprises, Inc., a Delaware corporation (“Holdings”), Crestview DS Merger Sub II, Inc., a Delaware corporation (the “Borrower”, to be merged with and into DS Waters of America, Inc., with DS Waters of America, Inc. being the surviving corporation of the merger), certain other parties thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent (in such capacity, the “First Lien Agent”); and

(ii)	that certain Indenture of even date herewith (the “Indenture”) by and among the Borrower, as the issuer, certain other parties thereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee and collateral agent (in such capacity, the “Second Lien Agent” and together with the First Lien Agent, the “Agents”).

As used herein, the term “Pledgor” means Holdings, the Borrower and each Wholly Owned Domestic Subsidiary of the Borrower that is not an Excluded Subsidiary (each, a “Subsidiary Loan Party”). Capitalized terms used but not defined herein shall have the meanings assigned in the Credit Agreement or the Indenture, as applicable, or the Collateral Agreement referred to therein.

The undersigned, solely in their capacities as Responsible Officers of Holdings and the Borrower, hereby certify to each of the Agents as follows:

1. Names.

(a) Set forth on Schedule 1(a) is (1) the exact legal name of each Pledgor as such name appears in its respective certificate of incorporation or other organizational document, (2) the type of entity of each Pledgor, (3) the jurisdiction of formation of each Pledgor, (4) the organizational identification number, if any, of each Pledgor, and (5) the Federal Taxpayer Identification Number, if any, of each Pledgor.

(b) Set forth on Schedule 1(b) is a list of any other corporate or organizational names each Pledgor, which has changed its corporate or organizational name, has had in the past five years, together with the date of the relevant change.

(c) Set forth on Schedule 1(c) is a list of any Pledgor’s change in identity or corporate structure within the past five years, including by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise (other than as specified on Schedule 1(b)).

2. Current Locations.

(a) The chief executive office of each Pledgor is located at the address set forth in Schedule 2(a) hereto.

(b) Schedule 2(b) is a list of all U.S. real property owned by each Pledgor in fee and having a fair market value (on a per-property basis) of at least $5,000,000 as of the date hereof and all U.S. real properties that are, as of the date hereof, expected to be Eligible Real Properties (as defined in the ABL Credit Agreement).

(c) Set forth on Schedule 2(c) opposite the name of each Pledgor are all locations (other than the chief executive office) at which any Pledgor maintains any books or records relating to any Accounts (with each location at which chattel paper, if any, is kept being designated by a *).

(d) Set forth on Schedule 2(d) are all the locations, not identified above, where each Pledgor maintains any Equipment having an aggregate value in excess of $5,000,000 at such location.

3. Extraordinary Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 or otherwise disclosed in Section 1, in the past five years all Accounts have been originated by the Pledgors and all Inventory has been acquired by the Pledgors in the ordinary course of business (except Accounts and Inventory acquired pursuant to an acquisition or merger set forth on Schedule 1(b) or Schedule 1(c)).

4. Schedule of UCC Filings. Attached hereto as Schedule 4 is a schedule of the appropriate filing offices for the UCC-1 financing statements to be filed with respect to each Pledgor as contemplated by the Credit Agreement or the Indenture, as applicable.

5. Stock Ownership and Other Equity Interests.

(a) Attached hereto as Schedule 5(a) is a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests (the “Equity Interests”) issued by the Borrower, the Subsidiary Loan Parties and any other Subsidiaries that are directly owned by any Pledgor and the record and direct beneficial owners of such Equity Interests setting forth the percentage of such Equity Interests owned and the percentage pledged under the Collateral Agreements.

(b) Attached hereto as Schedule 5(b) is a true and correct list in all material respects of all other Equity Interests directly owned by any Pledgor and the record and direct beneficial owners of such Equity Interests setting forth (to the knowledge of the relevant Pledgor) the percentage of such Equity Interests owned and the percentage pledged under the Collateral Agreements.

6. Debt Instruments. Attached hereto as Schedule 6 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness, in each case in excess of $2,000,000 on an individual basis, held by any Pledgor as of the date hereof that are required to be pledged under the Collateral Agreements, including all intercompany notes between or among any two or more Pledgors or any of their Subsidiaries.

7. Intellectual Property.

(a) Attached hereto as Schedule 7(a) is a schedule setting forth all of each Pledgor’s Patents and Trademarks applied for or registered with the United States Patent and Trademark Office as of the date hereof, including the name of the registered owner or applicant, the name of the patent or trademark, the registration, application, or publication number, as applicable, and the issuance, registration or application date, as applicable, of each Patent or Trademark owned by each Pledgor.

2

(b) Attached hereto as Schedule 7(b) is a schedule setting forth all of each Pledgor’s Copyrights applied for or registered with the United States Copyright Office, including the name of the registered owner or applicant and the registration or application number, as applicable, of each Copyright owned by each Pledgor.

8. Letter-of-Credit Rights. Attached hereto as Schedule 8 is a true and correct list of all Letters of Credit issued in favor of each Pledgor, as beneficiary thereunder with a face amount in excess of $5,000,000.

9. Commercial Tort Claims. Attached hereto as Schedule 9 is a list of commercial tort claims with a value reasonably estimated to exceed $3,000,000 held by any Pledgor, including a brief description thereof.

[The Remainder of this Page has been intentionally left blank]

3

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first above written.

DS WATERS ENTERPRISES, INC.

By:
Name:
Title:

CRESTVIEW DS MERGER SUB II, INC. (to be merged with and into DS Waters of America, Inc., with DS Waters of America, Inc. being the surviving corporation of the merger), on behalf of itself and each Subsidiary Loan Party

By:
Name:
Title:

[Signature Page to Perfection Certificate]

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Jurisdiction of Formation	Organizational Number	Federal Taxpayer ID Number

Schedule 1(b)

Prior Organizational Names (Last Five Years)

Schedule 1(c)

Changes in Corporate Identity/Structure (Last Five Years)

Pledgor	Description of Change	Effective Date of Transaction

Schedule 2(a)

Chief Executive Offices

Pledgor	Address	County	State

Schedule 2(b)

Material Owned U.S. Real Property and Eligible Real Property1

No.	Property Address	State	City	Owner
1

[1]	Each property expected to be Eligible Real Property (as defined in the ABL Credit Agreement) is designated by a “*”. Each property having a fair market value of less than $5,000,000 is designated by a “+”.

Schedule 2(c)

Location of Books Relating to Accounts (other than the Chief Executive Office)

Pledgor	Address	County	State

Schedule 2(d)

Other Locations of Equipment

	Pledgor	Locations
1.

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Entity	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 4

UCC-1 Filing Offices

Pledgor	UCC-1 Filing Office

Schedule 5(a)

Equity Interests Issued by Borrower, Subsidiary Loan Parties and their Direct Subsidiaries

Issuer	Record Owner	Certificate No.	Percentage of Equity Interest Owned	Percent Pledged

Schedule 5(b)

Other Equity Interests Directly Owned by Pledgor

Issuer	Record Owner	Percentage of Equity Interest Owned	Percent Pledged

Schedule 6

Debt Instruments Held by Pledgors

Schedule 7(a)

Registered Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

Owner	Patent	Issue Date	Patent No.

Applications:

None.

UNITED STATES TRADEMARKS:

Registrations:

Owner	Trademark	Application Number	Registration Number	Registration Date

Applications:

Owner	Trademark	Application Number	Registration Number	Registration Date

Schedule 7(b)

Registered Copyrights

UNITED STATES COPYRIGHTS

Registered:

Owner	Copyright	Registration Number

Copyright Applications Filed with the United States Copyright Office:

Schedule 8

Letter of Credit Rights

Schedule 9

Commercial Tort Claims

Exhibit III

to the Collateral Agreement (First Lien)

Form of Notice of Security Interests (First Lien) in

[Patents][Trademarks][Copyrights]

NOTICE OF SECURITY INTERESTS (FIRST LIEN) IN [PATENTS] [TRADEMARKS] [COPYRIGHTS] dated as of [—] (this “Agreement”), made by [—], a [—] [—] (the “Pledgor”), in favor of BARCLAYS BANK, PLC, as Collateral Agent.

Reference is made to the Collateral Agreement (First Lien) dated as of August 30, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among DS Waters of America, Inc. (the “Borrower”), each subsidiary of the Borrower identified therein and the Collateral Agent. The parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement. The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Pledgor pursuant to the Collateral Agreement hereby pledges to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by the Pledgor or in which the Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, but excluding any Excluded Property, the “IP Collateral”):

[(a) all patents of the United States of America and all applications for patents of the United States of America, including those listed on Schedule I hereto, and (b) all reissues, continuations, divisions, continuations-in-part or extensions thereof, and the inventions disclosed or claimed therein.]

[(a) all copyright rights in any work subject to the copyright laws of the United States of America; and (b) the registrations and applications for registration of any such copyright in the United States of America, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule I hereto.]

[(a) all trademarks, service marks, corporate names, company names, business names, trade dress, logos and taglines, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, for which an amendment to allege use or a statement of use has not been filed under Sections 1(c) and 1(d) of Lanham Act, respectively, or, if filed, has not been deemed in conformance with Section 1(a) of the Lanham Act or examined and accepted by the United States Patent and Trademark Office), and all renewals thereof, including those listed on Schedule I hereto and (b) all goodwill associated therewith or symbolized thereby.]

SECTION 3. Collateral Agreement. The security interests granted to the Collateral Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Collateral Agent pursuant to the Collateral Agreement. The Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the IP Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4. Recordation. The Pledgors hereby request and authorize the [United States Patent and Trademark Office / United States Copyright Office] to record this Agreement against the IP Collateral.

SECTION 5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.

SECTION 6. Termination. This Agreement is made to secure the payment of the Secured Obligations. This Agreement and the security interest granted hereby shall terminate with respect to all of a Pledgor’s Secured Obligations and any Lien arising therefrom shall be automatically released upon termination of the Collateral Agreement or release of the Pledgor’s Secured Obligations thereunder or as otherwise provided in the Collateral Agreement. The Collateral Agent shall, in connection with any termination or release herein or under the Collateral Agreement, subject to Section 9.15 of the First Lien Credit Agreement (including the delivery of any certificate required thereunder) execute and deliver to the Pledgor as the Pledgor may reasonably request, an instrument in writing releasing the security interest in the IP Collateral acquired under this Agreement. Additionally, upon such payment (and when otherwise contemplated by the Collateral Agreement), the Collateral Agent shall reasonably cooperate with any efforts made by the Pledgor to make of record or otherwise confirm such satisfaction including, but not limited to, the release and/or termination of this Agreement and any security interest in, to or under the IP Collateral.

2

SECTION 7. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW. THE PROVISIONS OF SECTION 5.17 AND 5.18 OF THE COLLATERAL AGREEMENT ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[Name of Pledgor]

By:
Name:
Title:

[Signature Page to Notice of Security Interests (First Lien) in [Patents][Trademarks][Copyrights]]

BARCLAYS BANK PLC, as Collateral Agent,

By
Name:
Title:

[Signature Page to Notice of Security Interests (First Lien) in

[Patents][Trademarks][Copyrights]]

Schedule I

Notice of Security Interests (First Lien) in Patents

Patents Owned by [Name of Pledgor]1

U.S. Patent Registrations2

Title	Registration No.	Issue Date

U.S. Published Patent Applications3

Title	Application No.	Filing Date

[1]	Make a separate Notice of Security Interest in Patents for each Pledgor that owns U.S. Patents.
[2]	List in numerical order by Registration No.
[3]	List in numerical order by Application No.

Schedule I

Notice of Security Interests (First Lien) in Copyrights

Copyrights Owned by [Name of Pledgor]4

U.S. Copyright Registrations5

Title	Registration No.

[4]	Make a separate Notice of Security Interest in Copyrights for each Pledgor that owns U.S. Copyrights.
[5]	List in numerical order by Registration No.

Schedule I

Notice of Security Interests (First Lien) in Trademarks

Trademarks Owned by [Name of Pledgor]6

U.S. Trademark Registrations7

Mark	Registration No.	Registration Date

U.S. Trademark Applications8

Mark	Application No.	Filing Date

[6]	Make a separate Notice of Security Interest in Trademarks for each Pledgor that owns U.S. Trademarks.
[7]	List in numerical order by Registration No.
[8]	List in numerical order by Application No.